                                                                    EXHIBIT 3.1

                   ARTICLES OF INCORPORATION OF NETZEE, INC.

                                   ARTICLE I.

         The name of the Corporation is Netzee, Inc.

                                  ARTICLE II.

         The purpose of the Corporation is to engage in any lawful act or Business Corporation Code (the "GBCC").

                                  ARTICLE III.

         The total number of shares of stock that the Corporation is authorized to issue is Seventy-Five Million (75,000,000) shares, of which and Five Million(5,000,000) shares are Preferred Stock (the "Preferred Stock"), all of which shares are without par value. The designations, preferences, limitations and relative rights of or on the Common Stock and the Preferred Stock are as set forth below and are otherwise subject to applicable law. The Common Stock
(a) shall be one and the same class, (b) subject to the rights of the holders of Preferred Stock, if any, shall have full and unlimited voting rights (with each share having one vote on each matter submitted to shareholders for vote), and(c) subject to the rights of the holders of Preferred Stock, if any, shall have equal rights of participation in dividends and distributions and shall been titled to receive the net assets of the Corporation ratably upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The Board of Directors is authorized, by causing appropriate articles of amendment to be filed pursuant to the applicable law of the State of Georgia, to divide the Preferred Stock into series and to determine the preferences, limitations and relative rights thereof, including but not limited to dividend rights, dividend rates, conversion rights, voting rights (including, without limitation, the election of a specified number of directors by the holders of one or more such series), redemption rights, and liquidation preferences; to fix the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then issued).

                                  ARTICLE IV.

         The street address of the initial registered office of the Corporation is 3150 Holcomb Bridge Road, Suite 310, Norcross, Gwinnett County, Georgia 30071,and the initial registered agent of the Corporation at such address is C.Michael Bowers.

                                   ARTICLE V.

         The name and address of the incorporator are:

                  Mark D. Wasserman
                  Sutherland Asbill & Brennan LLP
                  999 Peachtree Street, N.E., Suite 2300
                  Atlanta, Georgia 30309-3996

                                  ARTICLE VI.

         The mailing address of the Corporation's initial principal office will be:

                  3150 Holcomb Bridge Road, Suite 310
                  Norcross, Georgia 30071

                                  ARTICLE VII.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

                                 ARTICLE VIII.

         A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability: (a) for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation, (b) for acts or omissions that involve intentional misconductor a knowing violation of law, (c) for the types of liability set forth in Section 14-2-832 of the GBCC, or (d) for any transaction from which the director received an improper personal benefit. If the GBCC is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GBCC, as so amended, without further action by the shareholders. Any repeal or modification of this Article VIII shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of a director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such repeal or modification.

                                  ARTICLE IX.

         The Board of Directors shall consist of such number of directors as fixed or changed from time to time by the Board of Directors and shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the first annual meeting of shareholders after his election; each initial 2 director in Class II shall hold office until the second annual meeting of shareholders after his election; and each initial director in Class III shall hold office until the third annual meeting of shareholders after his election. Despite the expiration of a director's term, each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that the total number of directors at any time shall not be less than three unless these Articles of Incorporation are amended to delete the classification of the Board of Directors. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the authorized number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors chosen to fill a vacancy shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified, and any directors chosen by reason of an increase in the number of directors shall hold office until the next election of directors by the shareholders and until their successors shall be elected and qualified. Subject to the foregoing and the GBCC, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

                                   ARTICLE X.

         In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article X shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide any constituency any right to be considered.

                                  ARTICLE XI.

         The shareholders of the Corporation shall have the right to take action in lieu of a meeting only by one or more consents in writing signed by all of the shareholders entitled to vote on such action.

                                  ARTICLE XII.

         Any shares of the Corporation reacquired by the Corporation shall become treasury shares.

                                 ARTICLE XIII.

         The affirmative vote of at least 66 2/3% of the directors is required for the following actions by the Corporation to be submitted to a vote of the shareholders:

           (a) a sale of all or substantially all of the assets of the Corporation;

           (b) a liquidation or dissolution of the Corporation; or

           (c) the merger, consolidation or reorganization of the Corporation, unless the shareholders of the Corporation immediately prior to such transaction own at least a majority of the combined voting power of the corporation resulting from such merger, consolidation or reorganization;

provided, further, that the affirmative vote of the holders of 66 2/3% of the outstanding Common Stock is required for shareholder approval of any action outlined in the clauses above.

                                    ARTICLE XIV.

         The undersigned incorporator does hereby undertake to publish a notice of the filing with the Secretary of State of the State of Georgia of these Articles of Incorporation as required by O.C.G.A. (S) 14-2-201.1(b).

DULY EXECUTED and delivered by the undersigned incorporator on August 25, 1999.--

                                            /s/ Mark Wasserman
                                            -------------------
                                            Mark D. Wasserman, as Incorporator

                                   * * * * *

                             ARTICLES OF AMENDMENT
                                       OF
                                  NETZEE, INC.

                                       I.

         The name of the Corporation, which was incorporated under the Georgia Business Corporation Code, is Netzee, Inc.

                                      II.

         The first amendment adopted is to delete Article XIII of the Articles of Incorporation of the Corporation in its entirety.

                                      III.

         The second amendment adopted is to amend Article XI of the Articles of Incorporation of the Corporation by deleting the text of Article XI in its entirety and substituting therefor the following text:

         "The shareholders of the Corporation shall have the right to take action without a meeting by one or more consents in writing signed by persons entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted."

                                      IV.

         Such amendment was adopted by the sole incorporator on September 1, 1999.

                                       V.

         No shares of the Corporation having been issued, the amendments were adopted by the sole incorporator without shareholder action, which action was not required pursuant to O.C.G.A. (S) 14-2-1005.

DULY EXECUTED and delivered by the sole incorporator on September 1, 1999.


                                                /s/ Mark Wasserman
                                               ------------------------------
                                                Mark D. Wasserman, Esq.
                                                As Incorporator

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                                  NETZEE, INC.

         In accordance with Sections 14-2-602 and 14-2-1006 of the Georgia Business Corporation Code (the "Code"), Netzee, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Code, DOES HEREBY
CERTIFY:

         1.       The name of the Corporation is Netzee, Inc.

         2. The following resolution setting forth an amendment to the Corporation's Articles of Incorporation has been duly adopted by the Board of Directors:

                           RESOLVED, THAT ARTICLE III OF THE CORPORATION'S
                  ARTICLES OF INCORPORATION IS HEREBY AMENDED BY ADDING THE FOLLOWING PROVISIONS TO THE END THEREOF: "THE CORPORATION IS AUTHORIZED TO ISSUE 500,000 SHARES OF SERIES A 8% CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE PER SHARE (THE "SERIES A PREFERRED STOCK"). THE SERIES A PREFERRED STOCK SHALL HAVE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS SET FORTH ON EXHIBIT A HERETO."

         3. The "Exhibit A" referenced in the foregoing resolution is included in these Articles of Amendment and is the same "Exhibit A" as is attached hereto.

         4. The foregoing resolution containing the amendment was duly adopted on December 14, 1999, by the Corporation's Board of Directors in accordance with the provisions of Sections 14-2-602 and 14-2-1002 of the Code. This amendment was adopted by the Corporation's Board of Directors without shareholder action and such shareholder action was not required.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by the undersigned duly authorized officer, this 15th day of December, 1999.


                                        NETZEE, INC.



                                        By:   /s/ Richard S. Eiswirth
                                             ---------------------------------

                                        Name (print):  Richard S. Eiswirth
                                                      ------------------------

                                        Title:  CFO and EVP
                                               -------------------------------

                                   EXHIBIT A



                          DESIGNATIONS OF PREFERENCES,
                      LIMITATIONS, AND RELATIVE RIGHTS OF
                    SERIES A PREFERRED STOCK OF NETZEE, INC.


         For the purposes of these Designations, the following terms shall have the meanings specified:

         "Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation, as amended.

         "Board of Directors" shall mean the board of directors of the Corporation.

         "Bylaws" shall mean the bylaws of the Corporation, as amended.

         "Common Stock" shall mean the common stock, no par value per share, of the Corporation.

         "Conversion Notice" shall have the meaning provided in Subsection
(d)(3) hereof.

         "Conversion Price" shall have the meaning provided in Subsection
(d)(1) hereof.

         "Conversion Rate" shall have the meaning provided in Subsection (d)(1) hereof.

         "Conversion Rights" shall have the meaning provided in Section (d) hereof.

         "Conversion Shares" shall mean the shares of Common Stock into which each share of Series A Preferred Stock is convertible pursuant to Section (d) of these Designations.

         "Corporation" shall mean Netzee, Inc., a Georgia corporation.

         "Designations" shall mean the terms, preferences, limitations and relative rights of the Series A Preferred Stock established hereby and set forth hereinafter.

         "Liquidation" shall have the meaning provided in Section (b) hereof.

         "Redemption Notice" shall have the meaning provided in Subsection
(d)(6) hereof.

         "Redemption Price" shall have the meaning provided in Subsection
(d)(6) hereof.

         "Series A Preferred Stock" shall mean the 500,000 shares of Series A 8% Convertible Preferred Stock, without par value per share, hereby designated.

         "Original Issue Date" shall mean, with respect to each share of Series A Preferred Stock, the date on which such share of Series A Preferred Stock is first issued by the Corporation.

         "Securities Act" shall mean the federal Securities Act of 1933, as amended.

         "Stated Value" per share of the Series A Preferred Stock shall mean the per share issue price for any share of Series A Preferred Stock (as adjusted pursuant to Section (d)(5) hereof after the Original Issue Date). The initial Stated Value per share of Series A Preferred Stock is $13.00.

         The Designations granted to and imposed upon the Series A Preferred Stock are as follows:

         (a) Dividend Rights. The following dividend rights shall apply to the Series A Preferred Stock:

                  (1) The holders of then outstanding shares of Series A Preferred Stock shall be entitled to receive cumulative cash dividends when, as and if declared by the Board of Directors out of any funds legally available therefor at the rate of eight percent (8%) per annum, or $1.04 per share of Series A Preferred Stock based upon the initial Stated Value per share.

                  (2) Dividends shall accrue on each share of Series A Preferred Stock from the Original Issue Date, and shall accrue from day to day, whether or not earned or declared and whether or not there shall be funds legally available for the payment of such dividends. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current quarterly dividend period, at the rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock or any other stock ranking junior to the Series A Preferred Stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest.

                  (3) Unless full dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment above set apart, no cash dividend shall be paid or declared on Common Stock or any or any other stock ranking junior to the Series A Preferred Stock as to liquidation preference.

                  (4) Each dividend shall be paid to the holders of record of the Series A Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding a dividend payment date, as shall be fixed by the Board of Directors or a duly authorized committee thereof.

         (b) Liquidation Rights. Subject to the rights of any class of stock of the Corporation senior to the Series A Preferred Stock, in the event of the liquidation, dissolution or winding up for any reason, including, without limitation, bankruptcy, of the Corporation or any of the Corporation's subsidiaries, the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole (each such event referred to as a "Liquidation"), the holders of the outstanding shares of Series A Preferred Stock shall, at their election, be entitled to receive in exchange for and in redemption of each share of their Series A Preferred Stock, and on a parity with the holders of any capital stock ranking pari passu to the Series A Preferred Stock by reason of their ownership thereof, from any funds or assets legally available for distribution to shareholders, that portion of such funds, proceeds or assets in an amount equal to a fraction,

                  (1) the numerator of which is the number of Conversion Shares to which the holder of such share of Series A Preferred Stock would be entitled by virtue of converting such share; and

                  (2) the denominator of which is the aggregate of the number of Conversion Shares, shares of Common Stock outstanding, and all other shares of outstanding capital stock of any series the holders of which are entitled to participate in the proceeds of a Liquidation;

provided, however, that, notwithstanding the foregoing, the amount payable to such holder of a share of Series A Preferred Stock in the event of a Liquidation shall not be less than, and shall be increased if necessary (with sums payable to holders of shares of any other capital stock junior to be the Series A Preferred Stock to be reduced ratably per share as necessary) to equal, the Stated Value plus declared but unpaid dividends payable with respect to such Series A Preferred Stock.

         All the preferential amounts to be paid to the holders of Series A Preferred Stock under this Section (b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of shares of Common Stock or any class or series of stock of the Corporation ranking junior to Series A Preferred Stock in connection with a Liquidation as to which this Section (b) applies. If the assets or surplus funds to be distributed to the holders of Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts payable to such holders, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the full amount each such holder is otherwise entitled to receive.

         (c) Voting Rights. The Series A Preferred Stock shall be non-voting.

         (d) Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (1)   Conversion Rate.

                        (A) For purposes of this Section (d), the shares of Series A Preferred Stock shall be convertible, at the times and under the conditions described in this Section (d) hereafter, at the rate (the "Conversion Rate") of one share of Series A Preferred Stock to the number of shares of Common Stock that equals the quotient obtained by dividing the Stated Value by the Conversion Price (defined hereinafter). Thus, the aggregate number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon any conversion provided for in this Section (d) shall be the product obtained by multiplying the Conversion Rate by the number of shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series A Preferred Stock to be converted in accordance with the procedures described in Subsection (d)(4) below. The "Conversion Price" shall equal 110% of the closing price per share of the Common Stock on the Original Issue Date as reported on the Nasdaq National Market, except as otherwise adjusted as provided hereafter in this Section (d).

                        (B) No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock, and any shares of Series A Preferred Stock surrendered for conversion that would otherwise result in a fractional share of Common Stock shall be redeemed in cash at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

                  (2) Optional Conversion. Subject to Subsection (d)(3) below, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after issuance, in whole or in part, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into Common Stock at the then effective Conversion Rate; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A Preferred Stock so converted are surrendered to the Corporation in accordance with the procedures described in Subsection (d)(3) below.

                  (3) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to receive certificates representing the shares of Common Stock into which shares of Series A Preferred Stock are converted in accordance with Subsection (d)(2) above, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation (the "Conversion Notice"). The Conversion Notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter and in no event later than thirty (30) days after the delivery of said certificates and Conversion Notice, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder as provided in the Conversion Notice, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The conversion shall be effective at the time the Corporation accepts the Conversion Notice as being proper in form and substance. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Subsection (d)(2) above shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of conversion pursuant to this Section (d). All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law or agreement of the holder or his or its predecessors, successors or permitted assigns.

                  (4) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time, or from time to time, after the Original Issue Date effects a subdivision or combination of the outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of the outstanding Series A Preferred Stock, then and in each such event the Stated Value (and therefore, the Conversion Price and the corresponding Conversion Rate) shall be decreased or increased proportionately, as appropriate, so that the number of Conversion Shares to which a holder of Series A Preferred Stock shall be entitled upon conversion shall equal (at no additional consideration per share) such number of shares of Common Stock as such holder would have been entitled to receive after such subdivision or combination if such holder had converted his or its shares of Series A Preferred Stock into Common Stock immediately prior to such subdivision or combination.

                  (5) Adjustments for Dividends, Distributions and Other Common Stock Equivalents. In the event that the Corporation at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date to determine the holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock (defined below) or the holders of Common Stock entitled to receive other securities or rights convertible or exercisable into, or otherwise entitling the holder thereof to receive, Additional Shares of Common Stock (such other securities or rights being hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder of such Common Stock Equivalents or the Additional Shares of Common Stock, and without a proportionate and corresponding dividend or other distribution to holders of Series A Preferred Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed, for purposes of this Subsection (d)(5), to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Price shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price by a fraction,

                        (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding, or deemed pursuant to the terms hereof to be issued and outstanding as provided above, immediately prior to the time of such issuance or the close of business on such record date; and

                        (B) the denominator of which shall be the total number of shares of Common Stock (i) issued and outstanding or deemed pursuant to the terms hereof to be issued and outstanding, as provided above (not including any shares described in clause (ii) immediately below), immediately prior to the time of such issuance or the close of business on such record date, plus (ii) the number of shares of Common Stock issuable in payment of such dividend or distribution with respect to the shares of Common Stock described in
                  (B)(i) above or upon conversion or exercise of such Common Stock Equivalents;

         provided, however, that (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price (and the corresponding Conversion Rate) shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price (and the corresponding Conversion Rate) shall be adjusted pursuant to this Subsection (d)(5) as of the time of actual payment of such dividend or distribution; or (ii) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), the Conversion Price (and the corresponding Conversion Rate) computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; or (iii) upon the expiration of any rights of conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Price (and the corresponding Conversion Rate) computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only Additional Shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; or (iv) in the event of issuance of Common Stock Equivalents that expire by their terms not more than ninety (90) days after the date of issuance thereof, no adjustments of the Conversion Price (or the corresponding Conversion Rate) shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon the adjustment otherwise required by this Subsection (d)(5) shall be made in the manner provided herein. For purposes of this Subsection
         (d)(5), Common Stock deemed issued and outstanding shall include shares of Common Stock into which the then outstanding shares of Series A Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and shares of Common Stock that could be obtained through the exercise or conversion of all other rights, options, and convertible securities on the day immediately preceding the given date.

                  As used herein, "Additional Shares of Common Stock" shall mean, with respect to such adjustments to be made to the Conversion Price and the Conversion Rate, either shares of Common Stock issued subsequent to the Original Issue Date, or, with respect to the issuance of Common Stock Equivalents, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in exchange for, upon conversion of, or upon exercise of such Common Stock Equivalents.

                  The foregoing notwithstanding, no adjustment of the Conversion Price and the Conversion Rate shall be made pursuant to this Section (d) as a result of the issuance or deemed issuance of:

                           (A) any shares of Common Stock upon the conversion of shares of Series A Preferred Stock;

                           (B) securities of the Corporation offered to the public pursuant to an effective registration statement under the Securities Act;

                           (C) the Corporation's securities pursuant to the acquisition by the Corporation of any product, technology, know-how or another corporation by merger, purchase of all or substantially all of the securities or assets, or any other acquisition or reorganization;

                           (D) any shares of Common Stock as a result of the adjustments to the Conversion Price and the Conversion Rate under this Section (d);

                           (E) any shares of Common Stock issued at any time following the Original Issue Date pursuant to options, warrants or rights (other than options, warrants or rights granted to all holders of Common Stock on a pro-rata basis in proportion to their ownership) granted either before or after the Original Issue Date to purchase shares of such Common Stock; or

                           (F) any shares of Common Stock issued pursuant to the exchange, conversion or exercise of Common Stock Equivalents that have previously been incorporated into computations hereunder on the date when such Common Stock Equivalents were issued.

                  (6) Redemption. The Series A Preferred Stock is redeemable by the Corporation, in whole or in part, at any time or from time to time after issuance at the option of the Corporation, on at least ten (10) but not more than ninety (90) days' written notice (the "Redemption Notice"), if the average closing price per share of Common Stock, as reported on the exchange or quotation system with the largest volume with respect to the Common Stock, for any four (4) week period equals or exceeds $26.00 per share. With respect to any such redemption, shares of Series A Preferred Stock will be redeemable at the Stated Value per share, plus accrued but unpaid dividends to the date of redemption (the "Redemption Price"). The Redemption Price is payable at the option of the Corporation in cash or in shares of Common Stock at the Conversion Rate as determined in Subsection (d)(1) above; provided, however, that if the Corporation provides notice of payment of the Redemption Price in cash, the holders of Series A Preferred Stock shall have the option to receive payment of the Redemption Price in shares of Common Stock by providing notice of the election to receive payment in shares of Common Stock within five (5) business days after the date of the Redemption Notice.

                  (7) De Minimis Adjustments. No adjustment to the Conversion Price (and, thereby, the Conversion Rate) shall be made if such adjustment would result in a change in the Conversion Price of less than $0.01, but any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $0.01 or more.

                  (8) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section (d), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price and the Conversion Rate at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at that time would be received upon the conversion of Series A Preferred Stock.

                  (9) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any series or class of securities other than Series A Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

                  (10) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of shares of Common

         Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (e) Protective Provisions. In addition to any other rights provided by law, so long as any shares of Series A Preferred Stock are then outstanding, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote or written consent of the holders of a majority of the total number of shares of Series A Preferred Stock outstanding, voting together as a single class, the Corporation shall not:

               (1) amend or repeal any provision of, or add any provision to, the Articles of Incorporation or the Bylaws, or file any certificate of designations, preferences, limitations and relative rights of any series or class of preferred stock, if such action would materially and negatively alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, holders of Series A Preferred Stock;

               (2) increase or decrease the authorized number of shares of the Series A Preferred Stock;

               (3) take any action that would alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of holders of Series A Preferred Stock in one or more of the ways set forth in Section 14-2-1004(a) of the Code; or

               (4)   amend the provisions of this Section (e).

         (f) Reorganization, Mergers, Consolidations, Sale of Assets. If at any time or from time to time after the Original Issue Date there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (f)) or a merger, consolidation or statutory share exchange of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, share exchange or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation, exchange or sale, to which a holder of that number of shares of Common

Stock deliverable upon conversion of the Series A Preferred Stock would have been entitled on such capital reorganization, merger, consolidation, exchange or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of Section (d) with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation, exchange or sale to the end that the provisions of Section (d) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

         (g) Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be deemed given (i) on the date of delivery, if such notice is hand-delivered to such holder or (ii) on the third business day following (and not including) the date on which such notice is either sent via express courier such as United Parcel Service or Federal Express or deposited in the United States Mail, first-class, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. Notice by any other means shall not be deemed effective until actually received.

         (h) No Reissuance of Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                                  NETZEE, INC.

         In accordance with Sections 14-2-602 and 14-2-1006 of the Georgia Business Corporation Code (the "Code"), Netzee, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Code, DOES HEREBY
CERTIFY:

         1.       The name of the Corporation is Netzee, Inc.

         2. The following resolution setting forth an amendment to the Corporation's Articles of Incorporation has been duly adopted by the Board of Directors:

                           RESOLVED, THAT ARTICLE III OF THE CORPORATION'S
                  ARTICLES OF INCORPORATION IS HEREBY AMENDED BY ADDING THE FOLLOWING PROVISIONS TO THE END THEREOF: "THE CORPORATION IS AUTHORIZED TO ISSUE 500,000 SHARES OF SERIES B 8% CONVERTIBLE PREFERRED STOCK, NO PAR VALUE (THE "SERIES B PREFERRED STOCK"). THE SERIES B PREFERRED STOCK SHALL HAVE THE preferences, limitations and relative rights set forth on EXHIBIT A HERETO."

         3. The "Exhibit A" referenced in the foregoing resolution is included in these Articles of Amendment and is the same "Exhibit A" as is attached hereto.

         4. The foregoing resolution containing the amendment was duly adopted on September 26, 2000, by the Corporation's Board of Directors in accordance with the provisions of Sections 14-2-602 and 14-2-1002 of the Code. This amendment was adopted by the Corporation's Board of Directors without shareholder action and such shareholder action was not required.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by the undersigned duly authorized officer, this 29th day of September, 2000.


                                     NETZEE, INC.


                                     By:  /s/ Richard S. Eiswirth
                                         --------------------------------------
                                         Richard S. Eiswirth
                                         Senior Executive Vice President, Chief
                                         Financial Officer and Secretary

                                    EXHIBIT A

                          DESIGNATIONS OF PREFERENCES,
                       LIMITATIONS, AND RELATIVE RIGHTS OF
                    SERIES B PREFERRED STOCK OF NETZEE, INC.


         For the purposes of these Designations, the following terms shall have the meanings specified:

         "Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation, as amended.

         "Board of Directors" shall mean the board of directors of the Corporation.

         "Bylaws" shall mean the bylaws of the Corporation, as amended.

         "Common Stock" shall mean the common stock, no par value per share, of the Corporation.

         "Conversion Notice" shall have the meaning provided in Subsection
(d)(3) hereof.

         "Conversion Price" shall have the meaning provided in Subsection (d)(1) hereof.

         "Conversion Rate" shall have the meaning provided in Subsection (d)(1) hereof.

         "Conversion Rights" shall have the meaning provided in Section (d) hereof.

         "Conversion Shares" shall mean the shares of Common Stock into which each share of Series B Preferred Stock is convertible pursuant to Section (d) of these Designations.

         "Corporation" shall mean Netzee, Inc., a Georgia corporation.

         "Designations" shall mean the terms, preferences, limitations and relative rights of the Series B Preferred Stock established hereby and set forth hereinafter.

         "Georgia Code" shall mean the Georgia Business Corporation Code, O.C.G.A. ss. 14-2-101 et seq., as amended.

         "Liquidation" shall have the meaning provided in Section (b) hereof.

         "Redemption Notice" shall have the meaning provided in Subsection
(d)(6) hereof.

         "Redemption Price" shall have the meaning provided in Subsection (d)(6) hereof.

         "Series A Preferred Stock" shall mean the 500,000 shares of Series A 8% Convertible Preferred Stock, no par value, previously designated on December 15, 1999.

         "Series B Preferred Stock" shall mean the 500,000 shares of Series B 8% Convertible Preferred Stock, no par value, hereby designated.

         "Original Issue Date" shall mean, with respect to each share of Series B Preferred Stock, December 15, 1999.

         "Securities Act" shall mean the federal Securities Act of 1933, as amended.

         "Stated Value" per share of the Series B Preferred Stock shall mean the per share issue price for any share of Series B Preferred Stock (as adjusted pursuant to Section (d)(5) hereof after the Original Issue Date). The initial Stated Value per share of Series B Preferred Stock is $13.00.

         The Designations granted to and imposed upon the Series B Preferred Stock are as follows:

         (a) Dividend Rights. The following dividend rights shall apply to the Series B Preferred Stock:

                  (1) The holders of then outstanding shares of Series B Preferred Stock shall be entitled to receive cumulative cash dividends when, as and if declared by the Board of Directors out of any funds legally available therefor at the rate of eight percent (8%) per annum, or $1.04 per share of Series B Preferred Stock based upon the initial Stated Value per share.

                  (2) Dividends shall accrue on each share of Series B Preferred Stock from the Original Issue Date, and shall accrue from day to day, whether or not earned or declared and whether or not there shall be funds legally available for the payment of such dividends. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current quarterly dividend period, at the rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock or any other stock ranking junior to the Series B

         Preferred Stock. Any accumulation of dividends on the Series B Preferred Stock shall not bear interest.

                  (3) Unless full dividends on the Series B Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment above set apart, no cash dividend shall be paid or declared on Common Stock or any or any other stock ranking junior to the Series B Preferred Stock as to liquidation preference.

                  (4) Each dividend shall be paid to the holders of record of the Series B Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding a dividend payment date, as shall be fixed by the Board of Directors or a duly authorized committee thereof.

         (b) Liquidation Rights. Subject to the rights of any class of stock of the Corporation senior to the Series B Preferred Stock, in the event of the liquidation, dissolution or winding up for any reason, including, without limitation, bankruptcy, of the Corporation or any of the Corporation's subsidiaries, the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole (each such event referred to as a "Liquidation"), the holders of the outstanding shares of Series B Preferred Stock shall, at their election, be entitled to receive in exchange for and in redemption of each share of their Series B Preferred Stock, and on a parity with the holders of any capital stock ranking pari passu to the Series B Preferred Stock by reason of their ownership thereof, from any funds or assets legally available for distribution to shareholders, that portion of such funds, proceeds or assets in an amount equal to a fraction,

                  (1) the numerator of which is the number of Conversion Shares to which the holder of such share of Series B Preferred Stock would be entitled by virtue of converting such share; and

                  (2) the denominator of which is the aggregate of the number of Conversion Shares, shares of Common Stock outstanding, and all other shares of outstanding capital stock of any series the holders of which are entitled to participate in the proceeds of a Liquidation;

provided, however, that, notwithstanding the foregoing, the amount payable to such holder of a share of Series B Preferred Stock in the event of a Liquidation shall not be less than, and shall be increased if necessary (with sums payable to holders of shares of any other capital stock junior to be the Series B Preferred Stock to be reduced ratably per share as necessary) to equal, the Stated Value plus accrued but unpaid dividends payable with respect to such Series B Preferred Stock.

         All the preferential amounts to be paid to the holders of Series B Preferred Stock under this Subsection (b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of shares of Common Stock or any class or series of stock of the Corporation ranking junior to the Series B Preferred Stock in connection with a Liquidation as to which this Subsection (b) applies. If the assets or surplus funds to be distributed to the holders of Series B Preferred Stock are insufficient to permit the payment to such holders of the full amounts payable to such holders, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of Series B Preferred Stock in proportion to the full amount each such holder is otherwise entitled to receive.

         (c) Voting Rights. The Series B Preferred Stock shall be non-voting.

         (d) Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (1)      Conversion Rate.

                           (A) For purposes of this Section (d), the shares of Series B Preferred Stock shall be convertible, at the times and under the conditions described in this Section (d) hereafter, at the rate (the "Conversion Rate") of one share of Series B Preferred Stock to the number of shares of Common Stock that equals the quotient obtained by dividing the Stated Value by the Conversion Price (defined hereinafter). Thus, the aggregate number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon any conversion provided for in this Section (d) shall be the product obtained by multiplying the Conversion Rate by the number of shares of Series B Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series B Preferred Stock to be converted in accordance with the procedures described in Subsection (d)(4) below. The "Conversion Price" shall equal 110% of the closing price per share of the Common Stock on the Original Issue Date as reported on the Nasdaq National Market, except as otherwise adjusted as provided hereafter in this Section (d).

                           (B) No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock, and any shares of Series B Preferred Stock surrendered for conversion that would otherwise result in a fractional share of Common Stock shall be redeemed in cash at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

         (2) Optional Conversion. Subject to Subsection (d)(3) below, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after issuance, in whole or in part, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into Common Stock at the then effective Conversion Rate; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series B Preferred Stock so converted are surrendered to the Corporation in accordance with the procedures described in Subsection (d)(3) below.

         (3) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to receive certificates representing the shares of Common Stock into which shares of Series B Preferred Stock are converted in accordance with Subsection (d)(2) above, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation (the "Conversion Notice"). The Conversion Notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter and in no event later than thirty (30) days after the delivery of said certificates and Conversion Notice, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder as provided in the Conversion Notice, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and shall deliver payment of all accrued but unpaid dividends with respect to such holder's shares of Series B Preferred Stock as set forth in Subsection (d)(11) below. The conversion shall be effective at the time the Corporation accepts the Conversion Notice as being proper in form and substance. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Subsection (d)(2) above shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of conversion pursuant to this Section (d). All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law or agreement of the holder or his or its predecessors, successors or permitted assigns.

         (4) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time, or from time to time, after the Original

Issue Date effects a subdivision or combination of the outstanding
Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of the outstanding Series B Preferred Stock, then and in each such event the Stated Value (and therefore, the Conversion Price and the corresponding Conversion Rate) shall be decreased or increased proportionately, as appropriate, so that the number of Conversion Shares to which a holder of Series B Preferred Stock shall be entitled upon conversion shall equal (at no additional consideration per share) such number of shares of Common Stock as such holder would have been entitled to receive after such subdivision or combination if such holder had converted his or its shares of Series B Preferred Stock into Common Stock immediately prior to such subdivision or combination.

         (5) Adjustments for Dividends, Distributions and Other Common Stock Equivalents. In the event that the Corporation at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date to determine the holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock (defined below) or the holders of Common Stock entitled to receive other securities or rights convertible or exercisable into, or otherwise entitling the holder thereof to receive, Additional Shares of Common Stock (such other securities or rights being hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder of such Common Stock Equivalents or the Additional Shares of Common Stock, and without a proportionate and corresponding dividend or other distribution to holders of Series B Preferred Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed, for purposes of this Subsection (d)(5), to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Price shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price by a fraction,

                  (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding, or deemed pursuant to the terms hereof to be issued and outstanding as provided above, immediately prior to the time of such issuance or the close of business on such record date; and

                  (B) the denominator of which shall be the total number of shares of Common Stock (i) issued and outstanding or deemed pursuant to the terms hereof to be issued and outstanding, as provided above (not including any shares described in clause (ii) immediately below), immediately prior to the time of such issuance or the close of business on such record date, plus
                  (ii) the number of shares of Common Stock issuable in payment of such dividend or distribution with respect to the shares of Common Stock described in Subsection (d)(5)(B)(i) above or upon conversion or exercise of such Common Stock Equivalents;

         provided, however, that (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price (and the corresponding Conversion Rate) shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price (and the corresponding Conversion Rate) shall be adjusted pursuant to this Subsection (d)(5) as of the time of actual payment of such dividend or distribution; or (ii) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), the Conversion Price (and the corresponding Conversion Rate) computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; or (iii) upon the expiration of any rights of conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Price (and the corresponding Conversion Rate) computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only Additional Shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; or (iv) in the event of issuance of Common Stock Equivalents that expire by their terms not more than ninety (90) days after the date of issuance thereof, no adjustments of the Conversion Price (or the corresponding Conversion Rate) shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon the adjustment otherwise required by this Subsection (d)(5) shall be made in the manner provided herein. For purposes of this Subsection
         (d)(5), Common Stock deemed issued and outstanding shall include shares of Common Stock into which the then outstanding shares of Series B Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and shares of Common Stock that could be obtained through the exercise or conversion of all other rights, options, and convertible securities on the day immediately preceding the given date.

                  As used herein, "Additional Shares of Common Stock" shall mean, with respect to such adjustments to be made to the Conversion Price and the Conversion Rate, either shares of Common Stock issued subsequent to the Original Issue Date, or, with respect to the issuance of Common Stock Equivalents, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in exchange for, upon conversion of, or upon exercise of such Common Stock Equivalents.

                  The foregoing notwithstanding, no adjustment of the Conversion Price and the Conversion Rate shall be made pursuant to this Subsection
         (d) as a result of the issuance or deemed issuance of:

                           (A)      any shares of Common Stock upon the
                  conversion of shares of Series B Preferred Stock;

                           (B) securities of the Corporation offered to the public pursuant to an effective registration statement under the Securities Act;

                           (C) the Corporation's securities pursuant to the acquisition by the Corporation of any product, technology, know-how or another corporation by merger, purchase of all or substantially all of the securities or assets, or any other acquisition or reorganization;

                           (D) any shares of Common Stock as a result of the adjustments to the Conversion Price and the Conversion Rate under this Section (d);

                           (E) any shares of Common Stock issued at any time following the Original Issue Date pursuant to options, warrants or rights (other than options, warrants or rights granted to all holders of Common Stock on a pro-rata basis in proportion to their ownership) granted either before or after the Original Issue Date to purchase shares of such Common Stock; or

                           (F) any shares of Common Stock issued pursuant to the
                  exchange, conversion or exercise of Common Stock Equivalents that have previously been incorporated into computations hereunder on the date when such Common Stock Equivalents were issued.

                  (6) Redemption. The Series B Preferred Stock is redeemable by the Corporation, in whole or in part, at any time or from time to time after issuance at the option of the Corporation, on at least ten (10) but not more than ninety (90) days' written notice (the "Redemption Notice"), if the average closing price per share of Common Stock, as reported on the exchange or quotation system with the largest volume with respect to the Common Stock, for any four (4) week period equals or exceeds $26.00 per share. With respect to any such redemption, shares of Series B Preferred Stock will be redeemable at the Stated Value per share, plus accrued but unpaid dividends to the date of redemption (the "Redemption Price"). The Redemption Price is payable at the option of the Corporation in cash or in shares of Common Stock at the Conversion Rate as determined in Subsection (d)(1) above; provided, however, that if the Corporation provides notice of payment of the Redemption Price in cash, the holders of Series B Preferred Stock shall have the option to receive payment of the Redemption Price in shares of Common Stock by providing notice of the election to receive payment in shares of Common Stock within five (5) business days after the date of the Redemption Notice.

                  (7) De Minimis Adjustments. No adjustment to the Conversion Price (and, thereby, the Conversion Rate) shall be made if such adjustment would result in a change in the Conversion Price of less than $0.01, but any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $0.01 or more.

                  (8) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section (d), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price and the Conversion Rate at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at that time would be received upon the conversion of Series B Preferred Stock.

                  (9) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any series or class of securities other than Series B Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.


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

                  (10) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (11) Payments of Accrued Dividends Upon Conversion. Accrued but unpaid dividends on the Series B Preferred Stock shall be payable in cash upon conversion of the Series B Preferred Stock into Common Stock, to the extent permitted by the Georgia Code and applicable law; provided, however, that if the Corporation is not permitted by the Georgia Code or applicable law to pay all of such accrued but unpaid dividends upon conversion of the Series B Preferred Stock, then the Corporation shall pay all such dividends (less any amount that the Corporation paid upon conversion of the Series B Preferred Stock) at such time after conversion of the Series B Preferred Stock as the Corporation may be permitted under the Georgia Code and applicable law.

                  (e) Protective Provisions. In addition to any other rights provided by law, so long as any shares of Series B Preferred Stock are then outstanding, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote or written consent of the holders of a majority of the total number of shares of Series B Preferred Stock outstanding, voting together as a single class, the Corporation shall not:

                           (1) amend or repeal any provision of, or add any provision to, the Articles of Incorporation or the Bylaws, or file any certificate of designations, preferences, limitations and relative rights of any series or class of preferred stock, if such action would materially and negatively alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, holders of Series B Preferred Stock;

                           (2) increase or decrease the authorized number of shares of the Series B Preferred Stock;

                           (3) take any action that would alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of holders of Series B Preferred Stock in one or more of the ways set forth in
                  Section 14-2-1004(a) of the Georgia Code; or


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

                           (4)      amend the provisions of this Subsection (e).

                  (f) Reorganization, Mergers, Consolidations, Sale of Assets. If at any time or from time to time after the Original Issue Date there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (f)) or a merger, consolidation or statutory share exchange of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, share exchange or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation, exchange or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Series B Preferred Stock would have been entitled on such capital reorganization, merger, consolidation, exchange or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of Section (d) with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation, exchange or sale to the end that the provisions of Section (d) (including adjustment of the Conversion Price then in effect, the number of shares purchasable upon conversion of the Series B Preferred Stock and the $26.00 figure set forth in Subsection (d)(6)) shall be applicable after that event as nearly equivalent as may be practicable.

                  (g) Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series B Preferred Stock shall be deemed given (i) on the date of delivery, if such notice is hand-delivered to such holder or (ii) on the third business day following (and not including) the date on which such notice is either sent via express courier such as United Parcel Service or Federal Express or deposited in the United States Mail, first-class, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. Notice by any other means shall not be deemed effective until actually received.

                  (h) No Reissuance of Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                  (i) Exchange for Series A Preferred Stock. All of the shares of Series B Preferred Stock are being issued in exchange for all of the shares of Series A Preferred Stock currently outstanding on a one-for-one basis.

                                     * * * *


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